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                                                                 EXHIBIT 10.45.1

                              ORDINANCE NUMBER 9-90

AN ORDINANCE TO AMEND ORDINANCE NO. 50-76, AN ORDINANCE OF THE CITY OF MONTGOMERY, ALABAMA ADOPTED JUNE 22, 1976, PROVIDING FOR THE CONSTRUCTION, OPERATION, REGULATION, AND CONTROL OF CABLE TELEVISION SYSTEMS.

BE IT ORDAINED by the City Council of Montgomery, Alabama as follows:

SECTION 5. That Section 5(2) of Ordinance Number 50-76 heretofore adopted by the City Council of Montgomery, Alabama, on the 22nd day of June, 1976, be amended as follows:

Section 5.  Limitations of Franchise.

                  (2) "A grantee shall, at all times during the life of its franchise, be subject to the lawful exercise of the City's police power, strictly adhere to the City laws and ordinances, and such reasonable regulations as the City Council may subsequently promulgate thereunder. No franchise issued pursuant to the provisions of this Ordinance shall be deemed, expressly or impliedly, to authorize the grantee to utilize its cable television system to provide any service in such a manner as to unlawfully damage any business competitor or other third party or violate any statutes or regulations of the United States or the State of Alabama. Nor shall any grantee, by act or omission, engage in any anticompetitive practice in violation of any statutes or regulations of the United States or the State of Alabama. The provisions of this section shall be enforceable in courts of competent jurisdiction against a grantee by any party who alleges injury as a result of an alleged violation thereof."

SECTION 14. That Section 14(3) of Ordinance Number 50-76 heretofore adopted by the City Council of Montgomery, Alabama on the 22nd day of June, 1976, be amended to read as follows:

Section 14.  Rates Charged to Subscribers.

                  (3) "No rate established shall afford any undue preference or advantage among subscribers, but separate rates may be established by separate classes of subscribers and rates may be established for separate classes of subscribers and rates may reflect the increased cost of providing service to isolated or sparsely populated areas. In no event shall rates be established so low for any class of subscriber or for any geographic location as to prevent, discourage, restrict, or diminish competition in the furnishing of cable services."

SECTION 18. That Section 18(2), (3) and (4) of Ordinance Number 50-76 heretofore adopted by the City Council of Montgomery, Alabama on the 22nd day of June, 1976, be amended to read as follows:
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Section 18.  Application Procedures.

                  (2) "An application which has satisfied the above criteria shall be accepted by the City for consideration and notice published of its acceptance. Such notice shall specify the place where a copy of the application can be viewed, and that the City will accept written comments relative to the application until the 3rd meeting of the Council following the date of the notice. Said notice shall specify that a copy of all written comments are to be also served on the applicant."

SECTION 21. That Section 21 of Ordinance Number 50-76 heretofore adopted by the City Council of Montgomery, Alabama on the 22nd day of June, 1976, be amended to read as follows:

Section 21.  Alternative Services.

                  "It is not the City Council's intention to prohibit the erection or continued use of individual television antennas, and no one will be required to receive cable television service or connect with a television system. It is further the policy of the City to promote the availability of alternative services wherever possible.

                  ADOPTED AND APPROVED this the 16th day of January, 1990.


                                       APPROVED: /s/  Emory Folmar
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                                       ATTEST: /s/ John L. Baker
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